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                                                                     EXHIBIT 5




                                    June 26, 1998




Forte Software, Inc.
1800 Harrison Street
Oakland, CA 94612


          Re: Forte Software, Inc. Registration Statement for Offering of 1,591,990 Shares of Common Stock


Ladies and Gentlemen:


     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,578,990 shares of Common Stock under the Company's 1997 Stock Option Plan and (ii) 13,000 shares of Common Stock available for issuance under the Written Compensation Agreements for Christos M. Cotsakos and Thomas A. Jermoluk. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Option Plan and the Written Compensation Agreements for Christos M. Cotsakos and Thomas A. Jermoluk and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Gunderson Dettmer Stough
                                        Villeneuve Franklin & Hachigian, LLP